Calculation of Filing Fee Tables
S-8
Kodiak AI, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share, reserved for issuance under the Kodiak AI, Inc. 2025 Equity Incentive Plan	Other	9,084,526	$ 8.61	$ 78,217,768.86	0.0001381	$ 10,801.88
2	Equity	Common Stock, $0.0001 par value per share, reserved for issuance under the Kodiak AI, Inc. 2025 Employee Stock Purchase Plan	Other	1,816,905	$ 7.32	$ 13,299,744.60	0.0001381	$ 1,836.70
Total Offering Amounts:						$ 91,517,513.46		$ 12,638.58
Total Fee Offsets:								$ 12,638.58
Net Fee Due:								$ 0.00
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock (the "Common Stock") of Kodiak AI, Inc. (the "Registrant") that become issuable under the Registrant's 2025 Equity Incentive Plan (the "2025 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock. The amount registered represents shares of Common Stock automatically reserved on January 1, 2026 for issuance upon the exercise or settlement of awards that may be granted under the 2025 Plan, which increase is provided for in the 2025 Plan. The proposed maximum offering price per unit is estimated solely for purposes of this offering in accordance with Rule 457(h) and Rule 457(c) of the Securities Act based on the average of the high and low price per share of the Common Stock, as reported on the Nasdaq Global Market on March 5, 2026.

[2]	Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable under the Registrant's 2025 Employee Stock Purchase Plan (the "2025 ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock. The amount registered represents shares of Common Stock automatically reserved on January 1, 2026 for issuance under the 2025 ESPP, which increase is provided for in the 2025 ESPP. The proposed maximum offering per price unit is estimated solely for purposes of this offering in accordance with Rule 457(h) and Rule 457(c) of the Securities Act based on 85% of the average of the high and low price per share of the Common Stock, as reported on the Nasdaq Global Market on March 5, 2026. Pursuant to the 2026 ESPP, the purchase price of the shares of Common Stock will be 85% of the closing price, as reported on the Nasdaq Global Market on certain dates as set forth in the 2026 ESPP.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1, 2	Ares Acquisition Corporation II	S-4	333-287278	05/14/2025		$ 12,638.58	Equity	Kodiak AI, Inc. Common Stock issuable upon exercise of Warrants and Warrants exercisable for Kodiak AI, Inc. Common Stock		$ 484,765,500.00
Fee Offset Sources	3	Ares Acquisition Corporation II	S-4	333-287278		05/14/2025						$ 12,638.58
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Under a registration statement on Form S-4 (File No. 333-287278) initially filed by the Registrant on May 14, 2025 and subsequently amended (as amended, the "Business Combination Registration Statement"), the Registrant registered 14,300,000 Private Placement Warrants (as defined therein) and 25,000,000 Public Warrants (as defined therein). The Business Combination Registration Statements also registered the Common Stock issuable upon the exercise of the Public Warrants and Private Placement Warrants. The Registrant subsequently removed from registration under the Business Combination Registration Statement the Common Stock issuable upon exercise of the Public Warrants and the Private Placement Warrants. A filing fee of $74,217.60 was previously paid in connection with the Public Warrants and Private Placement Warrants on the Business Combination Registration Statement (the "Filing Fee"). On December 1, 2025 the Registrant filed a registration statement on Form S-8 (File No. 333-291864) that used $49,563.03 of the Filing Fee, resulting in a remaining fee offset balance of $24,654.57 (the "Remaining Filing Fee Balance"). In accordance with Rule 457(p) of the Securities Act, the Remaining Filing Fee Balance will offset the filing fee due pursuant to this Registration Statement.

Offset Note
[2]	Under the Business Combination Registration Statement, the Registrant registered 14,300,000 Private Placement Warrants (as defined therein) and 25,000,000 Public Warrants (as defined therein). The Business Combination Registration Statements also registered the Common Stock issuable upon the exercise of the Public Warrants and Private Placement Warrants. The Registrant subsequently removed from registration under the Business Combination Registration Statement the Common Stock issuable upon exercise of the Public Warrants and the Private Placement Warrants. The Registrant previously paid the Filing Fee and in accordance with Rule 457(p) of the Securities Act $12,638.58 of the Remaining Filing Fee Balance will be used to offset the filing fee due pursuant to this Registration Statement.

[3]	Under the Business Combination Registration Statement, the Registrant registered (i)14,300,000 Private Placement Warrants and (ii) 25,000,000 Public Warrants. The Business Combination Registration Statement also registered the Common Stock issuable upon the exercise of the Public Warrants and Private Placement Warrants. The Registrant subsequently removed from registration under the Business Combination Registration Statement the Common Stock issuable upon exercise of the Public Warrants and the Private Placement Warrants. The Registrant previously paid the Filing Fee and in accordance with Rule 457(p) of the Securities Act $12,638.58 of the Remaining Filing Fee Balance will offset the filing fee due pursuant to this Registration Statement.